Blue Sphere Corporation 8-K

Execution Version	Exhibit 10.1

DATED THIS 10th DAY OF March, 2016

BETWEEN

BLUE SPHERE CORPORATION

AND

VOLTAPE LTD.

SHARE SALE AND PURCHASE AGREEMENT

TABLE OF CONTENTS

RECITALS		1
1.	DEFINITIONS AND INTERPRETATION	2
2.	RECITALS	3
4.	CONDITIONS PRECEDENT	4
5.	CLOSING	4
6.	POST CLOSING OBLIGATIONS	5
7.	GENERAL REPRESENTATIONS AND WARRANTIES	5
8.	MISCELLANEOUS	7

SHARE SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into on this 10th day of March, 2016

BY AND BETWEEN

A.

BLUE SPHERE CORPORATION (Company Registration No.NV 20071294271), a publicly traded company incorporated in the state of Nevada, U.S.A. with its registered place of business at 301 McCullough Drive, 4th floor Charlotte, NC 28262 USA (“BSC”);

AND

B.

VOLTAPE LTD. (Company Registration No. 515352367), a privately held company incorporated in the state of Israel with its registered place of business at 12 Abbe Hillel St. Ramat Gan 52521 Israel (“Voltape”)

(each a “Party” and together, the “Parties”).

RECITALS

Whereas

A.

BSC is the owner of [6,860] Shares (defined in Clause 1.1) and Chen (defined in Clause 1.1) holds the remaining [2,940] Shares.

B.

BSC is a party to the License Agreement (defined in Clause 1.1) and it has agreed to either assign the License Agreement to the Company or terminate the License Agreement concurrently with the execution of the New License Agreement (defined in Clause 1.1).

C.

BSC has agreed to sell to Voltape, who has agreed to purchase from BS, the Sold Shares (defined in Clause 1.1) in accordance with the terms, and subject to the conditions, set forth in this Agreement.

D.

This Agreement is to be signed, executed and entered into effect simultaneously with, or in any event conditional upon, the assignment of the License Agreement or the signing of the New License Agreement (defined in Clause 1.1).

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Now Therefore that the Parties have Agreed and Declared as Follows:

1.

DEFINITIONS AND INTERPRETATION

1.1

Definitions

In this Agreement including the Recitals, the following terms shall (unless the context otherwise requires) have the meanings set out opposite them below respectively:

“Agreement” means this share sale and purchase agreement and includes all amendments, revisions or modifications as may be effected from time to time by written agreement of the Parties;

“Business Day” means a day (other than a Saturday, a Sunday or a gazetted public holiday in Singapore) on which commercial banks are generally open for business in Singapore;

“Chen” means Associate Professor Chen Xiaodong, currently the only other shareholder of the Company;

“Company” means Quick Charge Pte. Ltd. (Company registration No. 201424899H), a company incorporated in Singapore with its registered addressed at 1, Marina Boulevard, #28-00, Singapore 018989;

“Conditions Precedent” means the conditions as set out in Clause 4.1;

“Consideration” means the amount of US$100,000.00;

“Closing” means the closing of the sale of the Sold Shares by BSC to Voltape pursuant to Clause 5;

“CP Date” means the day on which the Conditions Precedent are satisfied, or such other later date that shall be mutually agreed by the Parties;

“Instalment” means an instalment of the Consideration each comprising one-half of the Consideration;

“License Agreement” means the license agreement made between Nanyang Technological University and BS, dated October 30, 2014;

“New License Agreement” means the license agreement signed or to be signed between Voltape and Nanyang Technological University substantially in the same form, terms and conditions as contained in the License Agreement, relating to the same intellectual property and proprietary technology;

“Sold Shares” means 6,860 Shares to be sold by BSC to Voltape pursuant to the terms, and subject to the conditions, of this Agreement;

“Shares” means the ordinary shares in the capital of the Company; and

“US$” means the lawful currency of the United States of America.

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1.2

Interpretation

(a)

The headings in this Agreement are inserted for convenience of reference only and shall not be taken, read and construed as essential parts of this Agreement. All references to Recitals, Schedules and Clauses shall be references to the recitals and schedules to, and clauses of, this Agreement. Any reference to an agreement or document is to the agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time. All references to provisions of statutes include such provisions as modified, re-certified or re-enacted.

(b)

Words applicable to natural persons include any body of persons, company, corporation, firm or partnership, corporate or incorporate and vice versa. Words importing the masculine gender shall include the feminine and neuter genders and vice versa. Words importing the singular number shall include the plural number and vice versa.

(c)

All references to a natural person shall include such person’s heirs, personal representatives, successors-in-title and permitted assigns. All references to a corporation shall include such corporation’s successors-in-title and permitted assigns. All references to this Agreement shall include all amendments and modifications to this Agreement as are from time to time in force.

(d)

In computing time for the purposes of this Agreement, unless the contrary intention appears, a period of days from the happening of an event or the doing of any act or thing shall be deemed to be exclusive of the day on which the event happens or the act or thing is done and if the last day of the period is a non-Business Day, the period shall include the next following day which is a Business Day.

2.

RECITALS

The Preamble to this agreement constitutes an integral part hereof.

3.

THE TRANSACTION

3.1

BSC shall sell to Voltape and Voltape shall purchase from BS, at Closing, the Sold Shares.

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3.2

Voltape shall pay BSC the Consideration for the Sold Shares in two equal instalments payable in accordance with the provisions of this Agreement, plus an additional sum at Closing on account of certain payments advanced to the Company by BS, as detailed in Section 5.2(b).

3.3

Voltape hereby represents that it is aware that the Sold Shares are sold to it by BSC “as-is” with no representation or warranty on behalf of BSC relating to the Company or the Sold Shares.

4.

CONDITIONS PRECEDENT

4.1

The obligations of BSC and Voltape under this Agreement are conditional upon

(a)

(i) the due and final assignment of the License Agreement to the Company by BS; or (ii) the termination of the License Agreement; and

(b)

IF sub-section (a)(ii) above applies then the execution by Voltape and NTU of the New License Agreement;

5.

CLOSING

5.1

Closing shall take place by exchange of documents, by facsimile or electronic transmission, on the earlier of either the following dates:

(a)

seven (7) days from the fulfilment or waiver by both Parties of all the Conditions Precedent; or

(b)

such other date as may be mutually agreed by the Parties.

5.2

At Closing

(a)

against delivery of the items set out in paragraph 5.2(b) below, BSC shall deliver to Voltape:

(i)

the duly executed transfer forms in respect of the Sold Shares in favour of Voltape or as it may direct.

(b)

against delivery of the items set out in paragraph 5.2(a) above, Voltape shall transfer to BSC the payments set forth in sub-section 5.2(b)(i) and 5.2 (b)(ii) below, by wire transfer, according to the wire instructions set forth in Annex A attached hereto, and shall provide BSC with documents evidencing such payments at Closing:

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(i)

the first Instalment, in the sum of $50,000.

(ii)

an additional sum of US$2,167.51 on account of patent expense reimbursement and bank charges which BSC has advanced to the Company.

6.

POST CLOSING OBLIGATIONS

6.1

Subject to Closing taking place, Voltape shall pay to BS:

(a)

the second Instalment, in the sum of $50,000, within 90 days after Closing.

6.2

If the Parties shall have elected to proceed with Closing notwithstanding that the Conditions Precedent, or any portion thereof, have not been fulfilled, the Parties shall continue to use their best endeavours to procure the fulfilment of the Conditions Precedent.

7.

GENERAL REPRESENTATIONS AND WARRANTIES

7.1

Each of the Parties hereby declares and represent as follows:

(a)

Authority. Each of the Parties has the full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. No consent of any third party is required in order for each party to execute, deliver and perform this Agreement, which has not been obtained other than the consent and approval of NTU for the transfer and assignment of the License Agreement to the Company or the termination of the License Agreement and execution of the New License Agreement, as the case may be.

(b)

Organization. Each of the Parties is a corporation duly incorporated, validly existing and in good standing under the laws of its place of incorporation, and has full corporate power and authority to to conduct its business as now being conducted and as proposed to be conducted.

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(c)

Validity; Binding Nature. All corporate action on the part of each of the Parties necessary for the authorization, execution, delivery, and performance of all of such Parties’ obligations under this Agreement and the other agreements contemplated hereunder has been taken. This Agreement, when executed and delivered by or on behalf of each Party, constitutes a valid and binding obligation on all such Party’s, legally enforceable against it in accordance with their respective terms. No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on the part of each of the Parties is required that has not been obtained by it in connection with the valid execution, delivery and performance of this Agreement. Neither the execution and delivery of this Agreement nor compliance by each Party with the terms and provisions hereof or thereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) such Party’s Articles of Association in effect on the date hereof (the “Current Articles”) or the Amended Articles or any other governing instruments of such Party, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, (iii) any agreement, contract, lease, license or commitment to which such Party is a party or to which it is subject, or (iv) applicable law. Such execution, delivery and compliance will not give others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of the properties of the Parties.

7.2

BSC represents and warrants to Voltape, its successors-in-title and assigns (with the intent that the provisions of this Clause 8.2 shall continue to have full force and effect notwithstanding Closing) as follows:

(a)

the Sold Shares are fully paid and no moneys are owing in respect of them;

(b)

it is and will remain until Closing, the legal, registered and beneficial owner of the Sold Shares;

(c)

there is no, and on Closing there will be no, security interest or encumbrance over the Sold Shares;

(d)

the Sold Shares represent 70% of the entire issued and paid-up share capital in the Company; and

(f)

it will on Closing, be entitled to transfer or procure the transfer of the full legal and beneficial ownership of the Sold Shares together with all rights and benefits attaching thereto without the consent of any other person which has not or will not have been received by the Closing, and in particular, no person has any (including pre-emptive) rights over the Sold Shares which rights have not or will not have been waived by the Closing.

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8.

MISCELLANEOUS

8.1

Notices. Any notice, demand or other communication which any Party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if sent by registered or certified mail (or local equivalent), return receipt requested, addressed to such address as may be given herein, delivered personally at such address or sent by courier to such address or sent by facsimile to a number provided by the receiving party or by email to an email address provided by the receiving party. Any notice sent in accordance with this Clause 8.1 shall be deemed to have been duly given for all purposes when received (i) if mailed, ten (10) days after it is mailed by prepaid registered mail, (ii) if sent by messenger, or upon delivery, and (iii) if sent to a provided email address or facsimile number then shall be deemed to have been received one (1) Business Day after it was sent.

8.2

Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

8.3

Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties hereto.

8.4

Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all Parties.

8.5

Applicable Law. This Agreement shall be governed by and construed solely in accordance with the laws of Singapore, without giving effect to conflicts of law principles thereof, and only the courts in Tel-Aviv, Israel shall have exclusive jurisdiction in any conflict or dispute arising out of this Agreement.

8.6

Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, which may be faxed counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

8.7

Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

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8.8

Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of such right, power or remedy or any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

8.9

Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under the applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by the applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

8.10

Captions. The captions of Clauses in this Agreement are intended solely for convenience, and will have no significance in the interpretation of this Agreement.

[Remainder of this Page Intentionally Left Blank. Signature Page Follows]

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[Signature Page of Share Sale and Purchase Agreement]

IN WITNESS HEREOF the Parties have caused this Agreement to be executed and entered into on the day and year first above written.

_____________________________________

Signed by: __________________________	)
for and on behalf of	)
BLUE SPHERE CORPORATION	)
in the presence of:	)

________________________

Witness’ signature

Name:

Address:

_____________________________________

Signed by: __________________________	)
for and on behalf of	)
VOLTAPE LTD.	)
in the presence of:	)

________________________

Witness’ signature

Name:

Address:

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